Exhibit 107.1
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Planet Labs PBC
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	13,696,386 (2)	$3.36 (4)	$46,019,857.00	$0.00011020	$5,072.00
Equity	Class A common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	2,739,277 (3)	$2.86 (5)	$7,834,333.00	$0.00011020	$864.00
Total Offering Amounts					$53,854,190.00		$5,936.00
Total Fee Offsets (6)							$ —
Net Fee Due							$5,936.00
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) that become issuable under the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or conversion of the Registrant’s Class A Common Stock that increases the number of outstanding shares of Class A Common Stock.
(2) Represents Class A Common Stock that became available for issuance under the 2021 Plan on February 1, 2023 pursuant to an annual automatic increase provision contained therein.
(3) Represents Class A Common Stock that became available for issuance under the 2021 ESPP on February 1, 2023 pursuant to an annual automatic increase provision contained therein.
(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and the low prices of shares of Class A Common Stock as reported on the New York Stock Exchange (“NYSE”) on March 28, 2023 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)).
(5) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and the low prices of shares of Class A Common Stock as reported on NYSE on March 28, 2023 (such date being within five business days of the date that this Registration Statement was filed with the SEC), multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.
(6) The Registrant does not have any fee offsets.